Exhibit 10.14

MedAssets, Inc.

MedAssets, Inc. Long-Term Performance Incentive Plan

Performance Restricted Stock Unit Award Agreement

Date of Grant:

Performance Period:

Performance Measures and Performance Goals: See Section 3 of this Agreement.

Vesting Date: Earned PRSUs shall be subject to time-based vesting restrictions, which shall lapse on the date and in the amount listed below:

Vesting Date on Which Restrictions Lapse	Percentage of Earned PRSUs for Which Restrictions Lapse	Cumulative Percentage of Earned PRSUs for Which Restrictions Lapse

THIS AGREEMENT, effective as of the Date of Grant set forth above, represents the grant of PRSUs by MedAssets, Inc., a Delaware corporation (the “Company”), to the Participant named above, pursuant to the Plan. The PRSUs are subject to all of the terms and conditions set forth herein, as well as the terms and conditions of the Plan, all of which are incorporated herein in their entirety. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan’s terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

1.	Grant of the Award. The Company grants to the Participant, on the terms and conditions set forth in this Agreement, a target number of PRSUs (the “Target Award Opportunity”), with each PRSU corresponding to one share of Stock (subject to adjustment pursuant to the Plan).

2.	Earning PRSUs. Subject to the terms of the Plan and this Agreement, including, but not limited to, the vesting conditions described in Section 5 of this Agreement, the Participant shall be entitled to receive payout of the number of PRSUs earned by the Participant in respect of the Performance Period (“Earned PRSUs”), where the number of PRSUs earned is determined in accordance with Section 3 of this Agreement based on the extent to which the applicable performance goals have been achieved.

3.	Performance Measures and Performance Goals. The performance measures under this Award shall be equally weighted between the Company’s Adjusted EBITDA (as defined below) and revenue. The number of PRSUs earned in respect of revenue (“Revenue PRSUs”) and Adjusted EBITDA (“EBITDA PRSUs”) shall be determined in accordance with the following tables based on the achievement level of the respective performance goals (i.e., threshold and target) during the Performance Period:

Revenue Goal: [    ] of Target Award Opportunity

Target Revenue PRSUs:

Goal Attainment Level	Revenue Goal (in millions)	% of Target Revenue PRSUs Earned
No Payout
Threshold
Target

Linear interpolation shall be used to determine the percent of Target Revenue PRSUs earned between Threshold and Target Goal Attainment Levels.

Adjusted EBITDA Goal: [    ] of Target Award Opportunity

Target EBITDA PRSUs:

Goal Attainment Level	Adjusted EBITDA Goal (in millions)	% of Target EBITDA PRSUs Earned
No Payout
Threshold
Target

Linear interpolation shall be used to determine the percent of Target EBITDA PRSUs earned between Threshold and Target Goal Attainment Levels.

For purposes of this Agreement, “Adjusted EBITDA” shall mean net income (loss) before net interest expense, income tax expense (benefit), depreciation and amortization and other non-recurring, non-cash or non-operating items.

4.	Determination of the Earned PRSUs. Subject to the Plan and this Agreement, the number of Earned PRSUs shall equal the number of Revenue PRSUs earned plus the number of EBITDA PRSUs earned as determined in accordance with Section 3 above. Performance below Threshold will result in no payout, and performance at or above Target will result in a payout capped at 100 percent for each performance measure. The Committee shall have the sole authority to calculate the number of Earned PRSUs, and will do so as soon as practicable following the expiration of the Performance Period. Any PRSUs that do not become Earned PRSUs based on performance during the Performance Period shall not be eligible to vest pursuant to this Agreement and shall be forfeited by the Participant to the Company for no consideration upon expiration of the Performance Period.

5.	Vesting of Earned PRSUs. Except as described in Sections 7 and 8 below, the Participant shall become vested in the Earned PRSUs on the applicable Vesting Date set forth in the schedule above, provided that the Participant has not undergone a Termination prior to such date.

6.	Settlement. Upon vesting of an Earned PRSU, the Company shall settle each Earned PRSU by delivering to the Participant one share of Stock for each Earned PRSU that vested as soon as practicable (and in no event later than the date that is 2 1⁄2 months following the last day of the fiscal year in which the Vesting Date occurs) following the applicable Vesting Date. The Stock issued in respect of the Earned PRSUs may be evidenced in such manner as the Committee shall determine.

7.	Termination of Service. Except as may otherwise be provided in an employment agreement or by the Committee, if, prior to the time that the applicable Performance Period has expired or that an Earned PRSU has vested, the Participant undergoes a Termination for any reason, all vesting with respect to the PRSUs shall cease, and all of the Participant’s unvested PRSUs (whether or not Earned PRSUs) shall be forfeited by the Participant to the Company for no consideration as of the date of such Termination.

8.	Change in Control. Notwithstanding anything to the contrary in this Agreement, in the event of a Change in Control of the Company prior to a Vesting Date and prior to the Participant’s Termination, the treatment of unvested PRSUs shall be governed by the terms of the Plan.

9.	Recapitalization. The adjustment provisions contained in Section 9 of the Plan are incorporated by reference herein and made a part hereof.

10.	Continuation of Employment. This Agreement shall not confer upon the Participant any right to continue employment with the Company, nor shall this Agreement interfere in any way with the Company’s right to terminate the Participant’s employment at any time.

11.	Rights as Shareholder. The Participant shall not be entitled to any of the rights of a shareholder of the Company with respect to the PRSUs, including the right to vote such shares and to receive dividends and any other distributions, until and to the extent the PRSUs are settled in shares of Stock.

12.	Section 409A. This Agreement and the PRSUs granted to the Participant hereunder shall be construed and interpreted to comply with Section 409A of the Code. Any issuance of Stock in respect of a PRSU constituting nonqualified deferred compensation subject to Section 409A of the Code on account of a Termination shall (i) only be made upon a Termination to the extent it constitutes a “separation from service” within the meaning of Section 409A of the Code and (ii) be delayed for such period as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Code.

13.	Award Not Transferable. The PRSUs may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order.

14.	Recoupment. Notwithstanding the terms regarding vesting and forfeitability herein or in the Plan, Participant acknowledges and agrees that, as a condition of the grant of PRSUs hereunder, all or a portion of the PRSUs granted hereunder will be forfeited, and any Stock acquired upon the vesting of such PRSUs (and any proceeds from the disposition of all or portion of such Stock) will be subject to recoupment, in the discretion of the Committee, in the event that: (i) the Committee determines that Participant materially breaches Participant’s employment or post-employment obligations to the Company and its Affiliates; or (ii) any forfeiture event set forth in any incentive compensation clawback or recoupment policy approved by the Company (including any policy approved to comply with the listing standards of any national securities exchange or association on which the Stock is listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law) occurs. Participant further acknowledges and agrees that the adoption or amendment of any such clawback or recoupment policy on or after the date the PRSUs are granted hereunder shall in no event require the prior consent of Participant. In the event the Company is entitled to, and seeks, recoupment under this paragraph, Participant shall promptly reimburse the amount to which the Company is entitled to recoup hereunder. In the event Participant fails to make prompt reimbursement of any such amount to which the Company is entitled to recoup and as to which the Company seeks recoupment hereunder, Participant acknowledges and agrees that the Company shall have the right to (i) deduct such amount from the compensation or other payments due to Participant from the Company or its Affiliates or (ii) to take any other appropriate action to recoup such amount. The rights contained in this paragraph shall be in addition to, and shall not limit, any other rights or remedies that the Company or its Affiliates may have under law or in equity, including, without limitation, any rights the Company and its Affiliates may have under any other agreement or arrangement with the Participant to which the Participant has consented, or as permitted by law.

15.	Miscellaneous.

A.

This Agreement and the rights of the Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. The Committee shall have the right to impose such restrictions on any shares of Stock acquired pursuant to this Agreement, as it may deem advisable, including, without limitation, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares are then listed and/or traded, and under any blue sky or state securities laws applicable to such shares. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be binding upon the Participant.

B.	The Committee may terminate, amend, or modify this Award from time to time in accordance with the terms of the Plan.

C.	This grant of PRSUs shall not confer any right to the Participant (or any other Participant) to be granted

PRSUs or other Awards in the future under the Plan.

D.	The Participant acknowledges and agrees that the Participant will be required to satisfy applicable withholding tax obligations, if any, as provided in the Plan. The Participant may elect, subject to any procedural rules adopted by the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of Company Stock having an aggregate Fair Market Value on the date the tax is to be determined, equal to the minimum statutory amount required to be withheld.

E.	The Participant agrees to take all steps necessary to comply with all applicable provisions of federal and state securities laws in exercising his or her rights under this Agreement.

F.	This Agreement shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

G.	This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, without reference to the principles of conflicts of laws thereof.

H.	To the extent any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable or invalid for any reason, the remaining provisions of this Agreement shall not be affected by such holding and shall continue in full force in accordance with their terms.

I.	The Participant agrees that the Company may deliver by email all documents relating to the Plan or the Award (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Participant also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Participant by email.